Exhibit 99.1

News Release
Date: April 26, 2011 Nalco Reports First Quarter 2011 Financial Results	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Lisa Curran 630 305 1475 llcurran@nalco.com

•	Strong top line growth – record first-quarter sales up 11 percent, 9 percent organic

•	Successful divestiture of two non-strategic businesses generated 60 cents earnings per share

•	Reaffirmed 2011 Guidance despite challenging environment

•	Pricing gains picking up momentum and, combined with productivity efforts, support full recovery of raw material and freight headwinds in second half

•	BRIC+ strategy continues to deliver profitable growth

(Naperville, Ill.) Nalco (NYSE: NLC), providing essential expertise for water, energy and air, reported results for the first quarter ending March 31, 2011.

Highlights

•

Record first-quarter sales of $1.1 billion, an 11 percent growth rate versus prior year. The increase reflects substantial volume growth and moderate pricing gains with higher sales across all segments, particularly in Energy Services based on new account growth in the upstream markets.

•

Net earnings of $117 million includes an $84 million after-tax gain on sale of two non-core businesses driving a 66-cent increase in diluted earnings per share (EPS) to 84 cents, compared to $25 million or 18 cents per share in the prior year. Without the gains from the divestitures, diluted EPS would have been 24 cents. After adjusting for the divestitures, restructuring expenses and other unusual items, Adjusted EPS was 26 cents per share compared to 31 cents in 2010 (See Attachment 8).

•

Adjusted EBITDA of $148 million (See Attachment 4) compares to 2010 adjusted EBITDA of $164 million and reflects margin pressure as productivity improvements and pricing actions only partially offset continued raw material and freight headwinds and prior year growth investment through new hires.

•	BRIC+ sales increased 19 percent to $195 million

“Nalco grew first-quarter revenues nicely year-over-year and sales were nearly flat sequentially, despite the 1st quarter being our lightest seasonal quarter,” said Chairman and Chief Executive Officer Erik Fyrwald. “The actions we are taking to offset lower margins due to accelerated increases in raw material costs support our unchanged 2011 profit expectations.”

NALCO COMPANY

Segment and Region Details (See Attachment 6)

Segment	Sales Three Months ended March 31, 2011	Year-Over- Year Increase	Year-Over- Year Organic Increase	Direct Contribution (in $million)	Year-Over- Year Increase (Decrease)
Energy Services	$421.1	15.5%	12.7%	$82.3	1.8%
Paper Services	197.4	10.7%	8.6%	29.1	(2.4%)
Water Services	442.9	7.1%	6.8%	67.8	(13.7%)

Total	$1,061.4	11.0%	9.4%	$179.2	(5.3%)

Energy Services: Americas upstream markets drove 16 percent Energy Services sales growth to $421 million with especially strong growth in North America shale gas and continued success in deep-water areas of the Gulf of Mexico and West Africa. Direct contribution margin of 19.6 percent was down 260 basis points reflecting higher raw material costs, increased investment in headcount to support growth, and business disruptions. However, Energy Services delivered 2 percent direct contribution earnings growth despite the severe raw material and freight cost increase pressure.

Paper Services: Sales grew to $197 million led by continued double-digit growth in Latin America and Asia Pacific. Direct contribution declined modestly reflecting a 200 basis point margin decline due to higher raw material costs only partially offset by decreased operating expenses.

Water Services: Sales of $443 million reflected low double-digit growth in the Americas with strong growth in mining and the heavy industry market still outperforming light markets. Substantially higher raw material costs and increased investment in headcount to support growth depressed direct contribution earnings by nearly 14 percent and margin by 370 basis points.

“Each of our business units must keep driving price capture of raw material cost inflation and company-wide productivity efforts to restore margins,” Fyrwald said. “I am confident in our ability to fully recover price if raws stabilize and I’m pleased with our progress in the 1st quarter that will have increasing impact in the upcoming quarters.”

Free Cash Flow was negative in the quarter due to seasonality of cash flows with a higher outflow compared to prior year due to higher profit sharing and incentive payments and increased capital expenditures partially offset by an improvement in working capital. Although not included in the first quarter Free Cash Flow calculation, the $198.5 million in net proceeds from the divestitures were used to pay down debt. The effective tax rate in the quarter was 37.5 percent. Excluding the impact of divestitures,

NALCO COMPANY

restructuring expenses and other unusual items the Adjusted Effective Tax Rate was 35.0 percent (See Attachment 9).

2011 Expectations

“Our growth investments are paying off with strong volume increases and record first-quarter sales,” Fyrwald said. “As pricing and further penetration of our high-value technologies and services continue to ramp up, margins will improve and drive solid EBITDA growth.”

Following first-quarter results, Nalco reaffirmed its outlook for 2011 performance. The Company continues to expect Adjusted EBITDA of $735 million and Adjusted EPS of roughly $1.65. The effective tax rate for the year is still expected to be approximately 35 percent. We expect $175 million in Free Cash Flow, excluding the impact from divestitures and the $35 million of atypically high rent and profit sharing payments.

Conference Call/Webcast

Nalco will discuss first-quarter 2011 results in a conference call and audio-only Webcast to be held on Wednesday, April 27 at 10 a.m. ET. Information on the conference call and Webcast is available on our website at www.nalco.com/investors.

About Nalco

Nalco is the world’s largest sustainability services company focused on industrial water, energy and air applications; delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World and North America Indexes. More than 12,000 Nalco employees operate in 150 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2010, Nalco achieved sales of $4.25 billion. For more information visit www.nalco.com.

Follow us on Twitter at www.twitter.com/Nalco_News and www.twitter.com/NalcoCompany.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com/investors. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in Attachment 4. Free Cash Flow is reconciled on Attachment 7 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to reported EPS as shown on Nalco’s Statement of Operations is included in Attachment 8. Adjusted Effective Tax Rate is defined as the income tax provision excluding the tax expense (benefit) of specified transactions, divided by earnings before income taxes excluding the earnings (loss) before income taxes attributable to those specified transactions. It is reconciled to the actual effective tax rate on Attachment 9. In addition, Nalco may discuss sales growth

NALCO COMPANY

in terms of reported (actual), organic (reported less foreign currency and acquisition/divestiture/merger/joint venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs) The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements concerning the Company’s financial results and outlook for 2011, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and cleanup costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers and other third parties, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company in its most recent filing on Form 10-K and other Securities and Exchange Commission filings. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	EBITDA (Unaudited)
5.	Segment Information (Unaudited)
6.	Regional Performance (Unaudited)
7.	Free Cash Flow (Unaudited)
8.	Earnings Per Share Data (Unaudited)
9.	Adjusted Effective Income Tax Rate (Unaudited)
10.	Condensed Consolidated Statements of Operations — 2010 Results Reclassified to Conform with 2011 Presentation (Unaudited)
11.	Segment Information — 2010 Results Reclassified to Conform with 2011 Presentation (Unaudited)

Nalco Holding Company and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in millions)

	(Unaudited)
	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$118.7	$128.1
Accounts receivable, less allowances of $11.2 in 2011 and $13.2 in 2010	799.8	765.5
Inventories:
Finished products	287.2	246.0
Materials and work in process	100.3	84.0

	387.5	330.0
Prepaid expenses, taxes and other current assets	194.8	211.1

Total current assets	1,500.8	1,434.7

Property, plant, and equipment, net	745.8	729.1
Intangible assets:
Goodwill	1,824.9	1,844.1
Other intangibles, net	1,016.6	1,023.3
Other assets	179.5	192.5

Total assets	$5,267.6	$5,223.7

Liabilities and equity
Current liabilities:
Accounts payable	$383.5	$356.5
Short-term debt	93.3	90.0
Other current liabilities	378.7	411.7

Total current liabilities	855.5	858.2

Other liabilities:
Long-term debt	2,660.7	2,782.0
Deferred income taxes	272.9	260.3
Accrued pension benefits	394.0	405.6
Other liabilities	194.7	190.1

Total liabilities	4,377.8	4,496.2

Equity:
Nalco Holding Company shareholders' equity	858.3	696.8
Noncontrolling interest	31.5	30.7

Total equity	889.8	727.5

Total liabilities and equity	$5,267.6	$5,223.7

ATTACHMENT 1

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(dollars in millions, except per share amounts)

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Net sales	$1,061.4	$956.6
Operating costs and expenses:
Cost of product sold	617.7	523.5
Selling, administrative, and research expenses	322.1	297.8
Amortization of intangible assets	9.7	10.7
Restructuring expenses	1.0	1.5
Gain on divestitures	(136.0)	—

Total operating costs and expenses	814.5	833.5

Operating earnings	246.9	123.1

Other income (expense), net	(6.1)	(18.9)
Interest income	0.2	2.2
Interest expense	(48.3)	(58.7)

Earnings before income taxes	192.7	47.7

Income tax provision	72.3	21.6

Net earnings	120.4	26.1

Less: Net earnings attributable to noncontrolling interests	3.0	0.9

Net earnings attributable to Nalco Holding Company	$117.4	$25.2

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.85	$0.18

Diluted	$0.84	$0.18

Weighted-average shares outstanding (millions):
Basic	138.7	138.3

Diluted	139.9	139.2

Cash dividends declared per share	$0.035	$0.035

ATTACHMENT 2

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Operating activities
Net earnings	$120.4	$26.1
Adjustments to reconcile net earnings to net cash (used for) provided by operating activities:
Depreciation	32.3	30.2
Amortization	9.7	10.7
Gain on divestitures	(136.0)	—
Amortization of deferred financing costs	2.9	3.0
Loss on early extinguishment of debt	2.8	—
Other, net	22.4	29.3
Changes in operating assets and liabilities	(80.8)	(97.6)

Net cash (used for) provided by operating activities	(26.3)	1.7

Investing activities
Additions to property, plant, and equipment, net	(36.5)	(26.4)
Business purchases	(6.4)	—
Net proceeds from business divestitures	198.5	—
Other, net	5.6	—

Net cash provided by (used for) investing activities	161.2	(26.4)

Financing activities
Cash dividends	(4.9)	(9.7)
Changes in short-term debt, net	1.1	130.6
Proceeds from long-term debt	63.8	—
Repayments on long-term debt	(202.5)	—
Redemption premium on early extinguishment of debt	(3.0)	—
Deferred financing costs	(1.2)	—
Other, net	(3.5)	0.6

Net cash (used for) provided by financing activities	(150.2)	121.5
Effect of exchange rate changes on cash and cash equivalents	5.9	(12.8)

(Decrease) increase in cash and cash equivalents	(9.4)	84.0
Cash and cash equivalents at beginning of period	128.1	127.6

Cash and cash equivalents at end of period	$118.7	$211.6

ATTACHMENT 3

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Net earnings attributable to Nalco Holding Company	$117.4	$25.2
Income tax provision	72.3	21.6
Interest expense, net of interest income	48.1	56.5
Depreciation	32.3	30.2
Amortization	9.7	10.7

EBITDA	279.8	144.2
Restructuring expenses	1.0	1.5
Loss on early extinguishment of debt	2.8	—
Gain on divestitures	(136.0)	—
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte	—	18.4

Adjusted EBITDA	$147.6	$164.1

ATTACHMENT 4

Nalco Holding Company and Subsidiaries

Segment Information

(Unaudited)

(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Segment net sales:
Water Services	$442.9	$413.6
Paper Services	197.4	178.3
Energy Services	421.1	364.7

Total segment net sales	$1,061.4	$956.6

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Segment direct contribution:
Water Services	$67.8	$78.5
Paper Services	29.1	29.8
Energy Services	82.3	80.9

Total segment direct contribution	179.2	189.2

Expenses not allocated to segments:
Administrative expenses	57.6	53.9
Amortization of intangible assets	9.7	10.7
Restructuring expenses	1.0	1.5
Gain on divestitures	(136.0)	—

Operating earnings	246.9	123.1
Other income (expense), net	(6.1)	(18.9)
Interest income	0.2	2.2
Interest expense	(48.3)	(58.7)

Earnings before income taxes	$192.7	$47.7

ATTACHMENT 5

Nalco Holding Company and Subsidiaries

Regional Performance

(Unaudited)

(dollars in millions)

The following table presents, by region, net sales for the period, the changes in reported and organic net sales from the year-ago period, the Adjusted EBITDA margin for the period, and the basis-points (bps) changes in Adjusted EBITDA margin from the year-ago period:

	Three Months ended March 31, 2011	Year-Over- Year Increase	Year-Over- Year Organic Increase	Adjusted EBITDA Margin	Year-Over- Year (Decrease) bps
Region:
North America	$516.7	14.7%	12.6%	13.6%	(280)
Latin America	112.3	15.6%	12.1%	14.1%	(430)
EAME	253.9	2.5%	4.2%	14.0%	(380)
Asia	178.5	10.5%	6.8%	14.3%	(330)

Total net sales by region	$1,061.4	11.0%	9.4%	13.9%	(320)

ATTACHMENT 6

Nalco Holding Company and Subsidiaries

Free Cash Flow

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Net cash (used for) provided by operating activities	$(26.3)	$1.7
Net earnings attributable to noncontrolling interests	(3.0)	(0.9)
Additions to property, plant, and equipment, net	(36.5)	(26.4)

Free cash flow	$(65.8)	$(25.6)

ATTACHMENT 7

Nalco Holding Company and Subsidiaries

Earnings Per Share Data

(Unaudited)

	Three Months ended March 31, 2011	Three Months ended March 31, 2010
Adjusted earnings per share attributable to Nalco Holding Company*	$0.26	$0.31
Restructuring expenses, net of tax	(0.01)	(0.01)
Loss on early extinguishment of debt, net of tax	(0.01)	—
Gain on divestitures, net of tax	0.60	—
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte, net of tax	—	(0.10)
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	—	(0.02)
Diluted net earnings per share attributable to Nalco Holding Company, as reported	$0.84	$0.18

*	Excludes after-tax impact of restructuring expenses, loss on early extinguishment of debt, gain on divestitures, foreign exchange loss from devaluation of Venezuelan bolivar fuerte, and deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits.

ATTACHMENT 8

Nalco Holding Company and Subsidiaries

Adjusted Effective Income Tax Rate

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2011
	Earnings before Income Taxes	Income Tax Provision	Effective Income Tax Rate
As reported	$192.7	$72.3	37.5%
Less:
Restructuring expenses	(1.0)	(0.3)
Loss on early extinguishment of debt	(2.8)	(1.1)
Gain on divestitures	136.0	52.5

As adjusted	$60.5	$21.2	35.0%

ATTACHMENT 9

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

2010 Results Reclassified to Conform with 2011 Presentation

(Unaudited)

(dollars in millions, except per share amounts)

	Three Months ended March 31, 2010	Three Months ended June 30, 2010	Three Months ended September 30, 2010	Three Months ended December 31, 2010	Year ended December 31, 2010
Net sales	$956.6	$1,086.6	$1,088.3	$1,119.0	$4,250.5
Operating costs and expenses:
Cost of product sold	523.5	600.9	610.6	635.8	2,370.8
Selling, administrative, and research expenses	297.8	319.3	307.7	326.5	1,251.3
Amortization of intangible assets	10.7	10.7	10.8	11.0	43.2
Restructuring expenses	1.5	0.7	(0.3)	0.7	2.6
Impairment of goodwill	—	—	5.4	(0.5)	4.9

Total operating costs and expenses	833.5	931.6	934.2	973.5	3,672.8

Operating earnings	123.1	155.0	154.1	145.5	577.7

Other income (expense), net	(18.9)	1.4	(2.8)	(24.8)	(45.1)
Interest income	2.2	0.7	0.8	0.6	4.3
Interest expense	(58.7)	(58.4)	(59.1)	(55.7)	(231.9)

Earnings before income taxes	47.7	98.7	93.0	65.6	305.0

Income tax provision	21.6	41.8	32.1	7.8	103.3

Net earnings	26.1	56.9	60.9	57.8	201.7

Less: Net earnings attributable to noncontrolling interests	0.9	0.2	2.0	2.4	5.5

Net earnings attributable to Nalco Holding Company	$25.2	$56.7	$58.9	$55.4	$196.2

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.18	$0.41	$0.43	$0.40	$1.42

Diluted	$0.18	$0.41	$0.42	$0.40	$1.41

Weighted-average shares outstanding (millions):
Basic	138.3	138.3	138.3	138.4	138.3

Diluted	139.2	139.2	139.4	139.8	139.4

Cash dividends declared per share	$0.035	$0.035	$0.035	$0.035	$0.14

ATTACHMENT 10

Nalco Holding Company and Subsidiaries

Segment Information

2010 Results Reclassified to Conform with 2011 Presentation

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2010	Three Months ended June 30, 2010	Three Months ended September 30, 2010	Three Months ended December 31, 2010	Year ended December 31, 2010
Segment net sales:
Water Services	$413.6	$429.7	$465.3	$483.1	$1,791.7
Paper Services	178.3	181.3	194.4	200.8	754.8
Energy Services	364.7	475.6	428.6	435.1	1,704.0

Total segment net sales	$956.6	$1,086.6	$1,088.3	$1,119.0	$4,250.5

Segment direct contribution:
Water Services	$78.5	$76.8	$88.8	$89.8	$333.9
Paper Services	29.8	28.6	33.3	35.4	127.1
Energy Services	80.9	121.9	98.6	91.0	392.4

Total segment direct contribution	189.2	227.3	220.7	216.2	853.4

Expenses not allocated to segments:
Administrative expenses	53.9	60.9	50.7	59.5	225.0
Amortization of intangible assets	10.7	10.7	10.8	11.0	43.2
Restructuring expenses	1.5	0.7	(0.3)	0.7	2.6
Impairment of goodwill	—	—	5.4	(0.5)	4.9

Operating earnings	123.1	155.0	154.1	145.5	577.7
Other income (expense), net	(18.9)	1.4	(2.8)	(24.8)	(45.1)
Interest income	2.2	0.7	0.8	0.6	4.3
Interest expense	(58.7)	(58.4)	(59.1)	(55.7)	(231.9)

Earnings before income taxes	$47.7	$98.7	$93.0	$65.6	$305.0

ATTACHMENT 11